EXHIBIT 99.1

TOUCHNET INFORMATION SYSTEMS, INC.

TOUCHNET INFORMATION SYSTEMS, INC.
BALANCE SHEETS
June 30, 2014 and December 31, 2013
(in thousands, except share data)
(unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$27,867	$18,625
Accounts receivable, net of allowance for doubtful accounts of $450 and $450, respectively	19,786	10,764
Inventory	82	127
Prepaid expenses and other assets	540	600
Current portion of investments	—	2,015
Total current assets	48,275	32,131
Property and equipment, net	2,997	2,590
Investments, less current portion	—	3,849
Intangible assets, net	5,614	5,256
Total assets	$56,886	$43,826

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,039	$368
PayPath payable	647	1,858
Accrued expenses and other	1,310	2,362
Current portion of unearned revenue	34,364	29,445
Total current liabilities	38,360	34,033
Unearned revenue, less current portion	2,234	2,398
Total liabilities	40,594	36,431
Commitments and contingencies	—	—

Stockholders' Equity
Voting common stock, $0.001 stated value. Authorized 10,000,000 shares; 6,383,385 shares issued at June 30, 2014 and December 31, 2013	6	6
Nonvoting common stock, $0.001 stated value. Authorized 90,000,000 shares; 57,450,465 shares issued at June 30, 2014 and December 31, 2013	57	57
Additional paid-in capital	7,817	7,817
Retained earnings	10,465	1,568
Voting common stock held in treasury, at cost (726,941 shares at June 30, 2014 and December 31, 2013)	(213)	(213)
Nonvoting common stock held in treasury, at cost (6,542,469 at June 30, 2014 and December 31, 2013)	(1,840)	(1,840)
Total stockholders' equity	16,292	7,395
Total liabilities and stockholders' equity	$56,886	$43,826

See notes to unaudited financial statements.

TOUCHNET INFORMATION SYSTEMS, INC.
STATEMENTS OF INCOME
Six Months Ended June 30, 2014 and 2013
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2014	2013
Revenues	$34,721	$29,238
Costs and expenses
Cost of sales	8,089	6,075
Selling, general and administrative	10,516	10,017
Legal and professional fees	1,429	1,283
Depreciation and amortization	1,257	1,219
Total costs and expenses	21,291	18,594
Income from operations	13,430	10,644
Other income (expense):
Investment income	19	24
Other, net	(31)	4
Total other income (expense)	(12)	28
Net income	$13,418	$10,672

See notes to unaudited financial statements.

TOUCHNET INFORMATION SYSTEMS, INC.
STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2014 and 2013
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities
Net income	$13,418	$10,672
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,257	1,219
Changes in operating assets and liabilities:
Increase in accounts receivable	(8,964)	(10,147)
Decrease in inventory	45	37
Decrease (increase) in prepaid expenses and other assets	1	(111)
(Decrease) increase in accounts payable	(9)	220
Decrease in Paypath payable	(1,221)	(1,363)
Increase (decrease) in accrued expenses and other	639	(134)
Increase in unearned revenue	4,756	5,676
Net cash provided by operating activities	9,922	6,069
Cash flows from investing activities
Purchase of leasehold improvements, furniture and equipment	(699)	(275)
Change in investment securities	5,864	(52)
Capitalized development costs and other intangible assets	(1,323)	(984)
Net cash provided by (used in) investing activities	3,842	(1,311)
Cash flows from financing activities
Distributions to shareholders	(4,522)	(8,543)
Net cash used in financing activities	(4,522)	(8,543)

Net increase (decrease) in cash	9,242	(3,785)
Cash and cash equivalents at beginning of year	18,625	18,969
Cash and cash equivalents at end of period	$27,867	$15,184

See notes to unaudited financial statements.

TOUCHNET INFORMATION SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
June 30, 2014 and 2013
(unaudited)

1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS
Basis of Financial Statement Presentation— The accompanying financial statements include TouchNet Information Systems. Inc. ("TouchNet" or the "Company"). The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.
The accompanying financial statements are unaudited. In the opinion of TouchNet’s management, the unaudited financial statements include all normal recurring adjustments necessary for a fair presentation of TouchNet’s financial position at June 30, 2014, its results of operations and cash flows for the six months ended June 30, 2014 and 2013. Results of operations reported for interim periods are not necessarily indicative of the results to be expected for the year ended December 31, 2014. These unaudited financial statements should be read in conjunction with the audited financial statements for the years ended December 31, 2013 and 2012 included elsewhere in this document.
On July 29, 2014, Heartland Payment Systems, Inc. (the "Purchaser") and TouchNet Information Systems, Inc. ("TouchNet" or the "Seller"), entered into an Agreement and Plan of Merger (the "Agreement"), under which the Purchaser would acquire all of the shares of common stock of TouchNet (the "Acquisition") for a cash payment of $375.0 million plus or minus the net working capital of TouchNet on the closing date. The Acquisition closed as of September 4, 2014.
Description of the Business— TouchNet was incorporated under the laws of the state of Kansas on May 19, 1989. The Company develops, markets, and supports advanced e-commerce solutions to automate the delivery of business critical transactions primarily for colleges and universities.

INDEPENDENT AUDITORS' REPORT

Board of Directors
Touchnet Information Systems, Inc.
Lenexa, Kansas

We have audited the accompanying balance sheets (restated) of Touchnet Information Systems, Inc. (the “Company”) as of December 31, 2013 and 2012, and the related statements of income (restated), stockholders’ equity (restated) and cash flows (restated) for the years then ended, and the related notes (restated) to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements (restated) in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements (restated) based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements (restated) are free of material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the organization’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the organization’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements (restated) referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter - Restatement

The financial statements of the Company as of December 31, 2013 and 2012, were audited by us and our report dated May 10, 2014, expressed an unmodified opinion on those statements. As discussed in Note 9 to the financial statements, the Company has adjusted its 2013 and 2012 financial statements to retrospectively apply the change in the application of revenue recognition principles for certain revenue arrangements that include software elements. Our opinion is not modified with respect to that matter.

Other Matter - Subsequent Event

As discussed in Note 9 to the financial statements, on July 29, 2014, the Company entered into an Agreement and Plan of Merger with Heartland Payment Systems, Inc. (the “Purchaser”), under which the Purchaser would acquire all of the shares of common stock of the Company (the “Acquisition”). The Acquisition closed as of September 4, 2014. Our opinion is not modified with respect to that matter.

/s/ Acord Cox & Company
Lenexa, Kansas
November 14, 2014

TOUCHNET INFORMATION SYSTEMS, INC.
BALANCE SHEETS
December 31, 2013 and 2012
(in thousands, except share data)

	2013	2012
Assets
Current assets:
Cash and cash equivalents	$18,625	$18,969
Accounts receivable, net of allowance for doubtful accounts of $450 and $450, respectively	10,764	9,173
Inventory	127	76
Prepaid expenses and other current assets	600	603
Current portion of investments	2,015	1,604
Total current assets	32,131	30,425
Property and equipment, net	2,590	2,323
Investments, less current portion	3,849	5,284
Intangible assets, net	5,256	4,776
Total assets	$43,826	$42,808

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$368	$270
PayPath payable	1,858	2,015
Accrued expenses and other	2,362	3,146
Current portion of unearned revenue	29,445	27,558
Total current liabilities	34,033	32,989
Unearned revenue, less current portion	2,398	2,956
Total liabilities	36,431	35,945
Commitments and contingencies	—	—

Stockholders' Equity
Voting common stock, $0.001 stated value. Authorized 10,000,000 shares; 6,383,385 shares issued at June 30, 2014 and December 31, 2013	6	6
Nonvoting common stock, $0.001 stated value. Authorized 90,000,000 shares; 57,450,465 shares issued at June 30, 2014 and December 31, 2013	57	57
Additional paid-in capital	7,817	7,817
Retained earnings	1,568	575
Accumulated other comprehensive income - unrealized gain on available-for-sale equity securities	—	461
Voting common stock held in treasury, at cost (726,941 shares at December 31, 2013 and 2012)	(213)	(213)
Nonvoting common stock held in treasury, at cost (6,542,469 at December 31, 2013 and 2012)	(1,840)	(1,840)
Total stockholders' equity	7,395	6,863
Total liabilities and stockholders' equity	$43,826	$42,808

See notes to financial statements

TOUCHNET INFORMATION SYSTEMS, INC.
STATEMENTS OF INCOME
Years Ended December 31, 2013 and 2012
(in thousands)

	2013	2012
Revenues	$64,480	$57,453
Costs and expenses
Cost of sales	15,260	12,748
Selling, general and administrative	19,510	17,551
Legal and professional fees	2,362	1,516
Depreciation and amortization	2,437	2,388
Total costs and expenses	39,569	34,203
Income from operations	24,911	23,250
Other income:
Investment income	909	469
Other, net	6	7
Total other income	915	476
Net income	$25,826	$23,726

See notes to financial statements

TOUCHNET INFORMATION SYSTEMS, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 2013 and 2012
(in thousands)

	Common Stock				Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Common Stock Held in Treasury				Notes Receivable From Officers	Comprehensive Income	Total Stockholders' Equity
	Voting		Nonvoting					Voting		Nonvoting
	Shares	Amount	Shares	Amount				Shares	Amount	Shares	Amount
Balances, January 1, 2012	6,383	$6	57,450	$57	$7,829	$8,301	$307	742	$(217)	6,677	$(1,878)	$(64)		$14,341
Comprehensive Income:
Net income	—	—	—	—	—	23,726	—	—	—	—	—	—	$23,726	$23,726
Unrealized gain on investments	—	—	—	—	—	—	154	—	—	—	—	—	154	$154
Comprehensive income													$23,880

Sales of treasury stock	—	—	—	—	(12)	—	—	(15)	4	(135)	38	—		$30
Stockholder distributions	—	—	—	—	—	(31,452)	—	—	—	—	—	—		$(31,452)
Notes receivable from officers	—	—	—	—	—	—	—	—	—	—	—	64		$64
Balances, December 31, 2012	6,383	$6	57,450	$57	$7,817	$575	$461	727	$(213)	6,542	$(1,840)	$—		$6,863
Comprehensive Income:
Net income	—	—	—	—	—	25,826	—	—	—	—	—	—	$25,826	$25,826
Unrealized gain on investments	—	—	—	—	—	—	(461)	—	—	—	—	—	(461)	$(461)
Comprehensive income													$25,365

Stockholder distributions	—	—	—	—	—	(24,833)	—	—	—	—	—	—		$(24,833)
Balances, December 31, 2013	6,383	$6	57,450	$57	$7,817	$1,568	$—	727	$(213)	6,542	$(1,840)	$—		$7,395

See notes to financial statements

TOUCHNET INFORMATION SYSTEMS, INC.
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2013 and 2012
(in thousands)

	2013	2012
Cash flows from operating activities
Net income	$25,826	$23,726
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,437	2,388
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(1,590)	742
(Increase) decrease in inventory	(51)	66
Decrease (increase) in prepaid expenses and other assets	4	(41)
Increase in accounts payable	98	47
(Decrease) increase in PayPath payable	(157)	131
(Decrease) increase in accrued expenses and other	(784)	641
Increase in unearned revenue	1,328	1,057
Net cash provided by operating activities	27,111	28,757
Cash flows from investing activities
Purchase of leasehold improvements, furniture and equipment	(904)	(359)
Change in investment securities	563	4,563
Capitalized development costs and other intangible assets	(2,281)	(2,035)
Change in officer's notes receivable	—	64
Net cash (used in) provided by investing activities	(2,622)	2,233
Cash flows from financing activities
Distributions to shareholders	(24,833)	(31,452)
Sale of treasury shares	—	30
Net cash used in financing activities	(24,833)	(31,422)

Net decrease in cash	(344)	(432)
Cash and cash equivalents at beginning of year	18,969	19,401
Cash and cash equivalents at end of year	$18,625	$18,969

See notes to financial statements

TOUCHNET INFORMATION SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2013 and 2012

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.
Organization and Nature of Operations - Touchnet Information Systems, Inc. (the “Company”), was incorporated under the laws of the state of Kansas on May 19, 1989. The Company develops, markets, and supports advanced e-commerce solutions to automate the delivery of business critical transactions primarily for colleges and universities.

On July 29, 2014, Heartland Payment Systems, Inc. (“the Purchaser”) and the Company entered into an Agreement and Plan of Merger (the “Agreement”), under which the Purchaser would acquire all of the shares of common stock of the Company (“the Acquisition”) for a cash payment of $375.0 million plus or minus the Company’s net working capital on the closing date. The Acquisition closed as of September 4, 2014. See Note 9 Subsequent Events/Restatement Adjustments.

b.
Use of Estimates - In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, but are not limited to, estimates of the useful lives of property and equipment and estimates of allowance for doubtful accounts. Actual results could differ from those estimates.

c.	Cash and Cash Equivalents - Cash and cash equivalents include cash on hand, demand deposit accounts, and certificates of deposit with original maturities of less than 90 days.

d.
Allowance for Doubtful Accounts - The allowance for doubtful accounts is the Company’s best estimate of the amount of probable losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience and specific customer information.

e.
Inventory - Inventory consists of computer hardware and other materials utilized in the maintenance and support of the Company’s products, and are valued at the lower of cost (first-in, first-out method) or market.

f.
Leasehold Improvements, Furniture, and Equipment - Leasehold improvements, furniture, and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, ranging from five to fifteen years.

g.
Investments - The Company classifies its purchase of specific debt securities as held to maturity and records them at amortized cost as the Company has the positive intent and ability to hold these securities until maturity. Bond premiums and discounts are amortized using the effective-interest method.

The financial statements reflect the adoption of FASB Accounting Standards Codification (ASC 820), Fair Value Measurements and Disclosures. FASB ASC 820 is effective for financial statements issued for fiscal years beginning after November 15, 2007. FASB ASC 820 establishes a single authoritative definition of fair value, sets a framework for measuring the fair value, and requires additional disclosures about fair value measurement.

In accordance with FASB ASC 820, the Company classifies its investments into Level 1, which refers to valuations based on quoted prices in active markets for identical assets or liabilities that the entity has the ability to access; Level 2, valuations based on quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities; and Level 3 which refers to valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. As required by FASB ASC 820, at December 31, 2013 and 2012, the Company’s portfolio investments were classified as follows, based on fair values.

	2013	2012
	(in thousands)
Level 1	$—	$1,334
Level 2	—	99
Level 3	—	—
	$—	$1,433

h.
Intangible Assets - Product development software costs incurred internally are expensed until technological feasibility has been established upon completion of a program design. Thereafter, development costs are capitalized and subsequently reported at the lower of amortized costs or estimated net realizable value. Capitalized costs are amortized based on current and future revenue for each product with minimum annual amortization equal to the straight-line amortization over the estimated economic life of the product. The Company is amortizing capitalized development costs on a straight-line basis over five years.

Patents and trademark costs are amortized by the straight-line method over their estimated economic lives, ranging from 5 to 17 years

i.
Revenue Recognition - Revenues are derived primarily from the sale and subscription of e-commerce solutions and integration to host computer systems under perpetual license and Application Subscription Program contracts. In addition, revenue is generated from support and maintenance contracts and custom applications development as well as transaction processing through a convenience fee service.

The Company recognizes license contract related revenue in accordance with the provisions of ASC 985-605, Software - Revenue Recognition and subscription contract related revenue in accordance with ASC 605-25, Revenue Recognition-Multiple Element Arrangements. ASC 985-605 requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair values of those elements. The Company allocates revenue to each element in a multiple element arrangement based on its respective stand alone fair value, as determined by the price charged when that element is sold separately. If evidence of the stand alone fair value cannot be established for the undelivered elements of a license agreement, the entire amount of revenue under the arrangement is deferred until these elements have been delivered or objective evidence can be established.

The Company provides implementation services related to its sales of licenses or subscriptions of e-commerce solution software. These implementation services do not possess stand-alone value, accordingly, implementation service fees and related license revenues are recognized over the software implementation period for license sales, and for subscription contracts, implementation service fees are recognized over the subscription contract term.

Revenue from the sale of software, when sold as the sole element in an arrangement, hardware, and other equipment, are recognized upon shipment. Fair value is determined based on prices when these elements are sold. Revenue from ongoing software support and maintenance is recognized ratably over the contracted maintenance term. Revenue on custom programming is recognized upon completion of the program. Revenue for subscription contracts are recognized ratably over the term of the contract.

Unearned revenue represents contractual obligations of the Company to provide software, services and support to customers in the future.

The Company also has a convenience fee service known as PayPath. PayPath enables campus customers to outsource credit card payments to the Company and not incur the costs of directly accepting credit card payments. A convenience fee is charged to the payer for using the service and this charge is used by the Company to cover various costs such as bank/processing fees, software and technology, operations, security and customer service. The Company recognizes revenue as the amount of the convenience fee paid by the end user on each transaction. Payment card processing and bank fees incurred by the Company are recorded as Cost of Sales.

j.
Recently Adopted Accounting Pronouncements - In October 2009, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) 2009-13 - Multiple Deliverable Revenue Arrangements (ASU 2009-13). ASU 2009-13 requires a vendor to allocate revenue to each unit of accounting in many arrangements involving multiple deliverables based on the relative selling price of each deliverable. It also changes the level of evidence of standalone selling price required to separate deliverables by allowing a vendor to make its best estimate of the standalone selling price of deliverables when more objective evidence of selling price is not available. We adopted the amendment provisions of ASU 2009-13 on January 2, 2011; the adoption of this standard did not result in a material change in the timing of revenue recognition.

In October 2009, the FASB issued ASU 2009-14 - Certain Revenue Arrangements That Include Software Elements (ASU 2009-14). Under ASU 2009-14, tangible products containing software components and non-software components that function together to deliver the tangible product’s essential functionality are no longer within the scope of the software revenue guidance in ASC 985-605. We adopted the amendment provisions of ASU 2009-14 on January 2, 2011; the adoption of this standard did not result in a material change in the timing of revenue recognition.

k.
Income Taxes - The Company elected to become a subchapter S-Corporation January 1, 2007. Therefore, all earnings of the Company are recognized ratably by the individual shareholders of the Company. Uncertain tax provisions, if any, are recorded in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740, Income Taxes, which require the recognition of a liability for tax positions taken that do not meet the more-likely-than-not standard that the position will be sustained upon examination by the taxing authorities. There is no liability for uncertain tax positions recorded at December 31, 2013 or 2012. The Company's income tax filings are subject to examination by various taxing authorities. The Company's open examination periods are 2010 and forward.

l.	Research and Development - Research and development costs are expensed in the period incurred.

m.	Subsequent Events - Subsequent events have been evaluated through the date of the Independent Auditors’ Report, the date which the financial statements were available for issue.

2.    INVESTMENTS

A summary of investments at December 31, 2013 and 2012 is as follows:

	2013	2012
	(in thousands)
Securities available-for-sale	$—	$1,433
Debt securities held-to-maturity	5,864	5,455
	5,864	6,888
Less current portion of investment	(2,015)	(1,604)
	$3,849	$5,284

A summary of marketable securities relating to quoted market values and unrealized holding gains (losses) at December 31, 2013 and 2012 is as follows (in thousands):

	Amortized cost	Unrealized gains	Unrealized losses	Fair value
2013
Available-for-sale equity securities	$—	$—	$—	$—
2012
Available-for-sale equity securities	$972	$461		$1,433

The carrying value and fair value of debt securities held-to-maturity (HTM) at December 31, 2013 and 2012 were as follows:

	Amortized cost	Unrealized gains	Unrealized losses	Fair value
2013
Municipal bonds	$5,864	$8	$—	$5,872
2012
Municipal bonds	$5,455	$12	$—	$5,467

3.    LEASEHOLD IMPROVEMENTS, FURNITURE AND EQUIPMENT

A summary of leasehold improvements, furniture and equipment at December 31, 2013 and 2012, respectively, is as follows:

	2013	2012
	(in thousands)
Leasehold improvements	$2,503	$2,498
Furniture and equipment	1,177	1,112
Developmental assets and models	196	196
Construction in process	619	19
Computer equipment	4,360	4,127
Total leasehold improvements, furniture and equipment	8,855	7,952
Less accumulated depreciation	6,265	5,629
Net leasehold improvements, furniture and equipment	$2,590	$2,323

Depreciation expense for 2013 and 2012 was approximately $636,000 and $708,000, respectively.

4.    INTANGIBLE ASSETS

A summary of intangible assets at December 31, 2013 and 2012, respectively, is as follows:

	2013	2012
	(in thousands)
Product development costs	$19,076	$16,867
Trademarks and patents	990	918
Total intangible assets	20,066	17,785
Less accumulated amortization	14,810	13,009
Net intangible assets	$5,256	$4,776

Amortization expense for 2013 and 2012 was approximately $1,801,000 and $1,679,000, respectively. Estimated amortization expense for each of the next five years is $1,692,000, $1,362,000, $1,031,000, $667,000 and $257,000, respectively.

5.    DEFERRED COMPENSATION

Effective January 1, 2008, the Company’s Board of Directors adopted the TouchNet Information Systems, Inc. Deferred Compensation Stock Plan (the “Plan”), which permits the Board, in its sole discretion, to grant “Stock Equivalent Units” to any employee of the Company. In this paragraph, and in the next two paragraphs, capitalized terms in quotes have the meanings set forth in the Plan.

A “Stock Equivalent Unit” means the right to receive an amount, determined as of the applicable “Valuation Date,” equal to the combined fair market value of nine (9) shares of nonvoting common stock and one (1) share of voting common stock of the Company. Each “Stock Equivalent Unit” granted with respect to a “Plan Year” vests at a rate of 20% for each “Year of Service” from the first day of the “Plan Year,” or immediately upon a “Change in Control.”

Vested amounts are payable to a “Participant” upon the “Participant’s” “Separation from Service” or upon a “Change in Control.” Generally, in the case of a “Separation from Service,” vested amounts are payable in three (3) equal, annual installments, with interest, if the “Separation from Service” is due to “Retirement,” “Death” or “Disability,” or in five (5) equal, annual installments, with interest, if the “Separation from Service” is due to any other reason. In the event of a “Change in Control,” vested amounts are payable in a lump sum within ninety (90) days after the “Change in Control.” See Note 9 Subsequent Events/Restatement Adjustments.

During the year ended December 31, 2013, the Board granted 18,000 “Stock Equivalent Units”. Previous “Stock Equivalent Units” of 17,622 were granted in 2008, 5,000 in 2010, 4,500 in 2011, 6,000 in 2012 with a total “Stock Equivalent Units” outstanding as of December 31, 2013 of 51,122.

6.    LEASES

The Company leases office facilities under an operating lease from a related party. On January 1, 2014, the Company renewed that operating lease agreement and extended the lease term to December of 2025. In connection with the Acquisition, the Company and the Purchaser renegotiated this lease shortening the lease term to December 31, 2020. In addition, the Company leases CRM Cloud Services under an operating lease that expires in 2015. Rent expense associated with all operating leases for 2013 and 2012 was approximately $507,993 and $460,269.

Future rental payments required under operating leases with non-cancellable lease terms in excess of one year are as follows:

December 31,
(in thousands)
2014	$474
2015	439
2016	308
2017	308
2018	308
2019-2023	1,730
2024-2025	769
$4,336

7.    EMPLOYEE BENEFIT PLANS

401(k) Profit Sharing Plan - The Company has a defined contribution plan (the “401(k) Plan”) for all employees attaining 21 years of age. This plan matches employee contributions 50% up to 7% of an employees’ salary. In addition, the Employer may choose to make a year-end Profit Sharing contribution to all eligible employees. Employer Profit Sharing contributions under this plan are discretionary. The Company expensed matching contributions to the 401(k) Plan for 2013 and 2012 of approximately $349,388 and $192,245. The Company expensed Profit Sharing contributions under the 401(k) plan for 2013 and 2012 of approximately $449,736 and $413,489.

8.	PENDING LITIGATION

On February 27, 2009, Higher One, Inc., a Delaware corporation, filed a lawsuit against the Company in the U.S. District Court in Connecticut, alleging that the Company is infringing one or more claims of U.S. Patent No. 7,496,536 issued to Higher One, Inc. by the U.S. Patent & Trademark Office on February 24, 2009. The Patent relates to systems and methods to be used by educational institutions for the making of refunds.

On September 8, 2010, Higher One, Inc. filed a second lawsuit against the Company in the U.S. District Court in Connecticut, alleging that the Company is infringing one or more claims of U.S. Patent No. 7,792,744 issued to Higher One, Inc. by the U.S. Patent & Trademark Office on September 7, 2010, involving systems and methods to facilitate a distribution of bank accounts by an educational institution.

In each case, Higher One, Inc. is seeking damages, costs, interest on damages, a preliminary and permanent injunction, and such other relief as the court deems just and proper. Management believes the suits are without merit and intends to vigorously defend its position.

The outcome in these cases cannot be predicted and therefore, no accrual for an estimated settlement has been recorded to the December 31, 2013 or 2012 financial statements. Future results of operations for any particular annual period could be affected by changes in the Company’s underlying assumptions related to these proceedings.

9.	SUBSEQUENT EVENTS/RESTATEMENT ADJUSTMENTS

On July 29, 2014, Heartland Payment Systems, Inc. (“the Purchaser”) and the Company entered into an Agreement and Plan of Merger (the “Agreement”), under which the Purchaser would acquire all of the shares of common stock of the Company (“the Acquisition”) for a cash payment of $375.0 million plus or minus the Company’s net working capital on the closing date. The Acquisition closed as of September 4, 2014. In connection with the Acquisition, certain originally reported amounts have been restated.

The Company’s financial statements as of and for the years ended December 31, 2013 and 2012 as originally reported included amounts as long-term contracts receivable and long-term unearned revenue that related to unbilled receivables for services not rendered as of the balance sheet dates. These services represented contractual obligations of the Company to provide software, services and support to customers in the future. As a result of considering guidance preferable for publicly traded companies, long-term contracts receivable and the related amount of long-term unearned revenue have been removed from the Company’s balance sheets.

Additionally, the Company reviewed its methodology for establishing stand alone fair value on support and maintenance, hosting and implementation services and concluded that in some situations sufficient evidence did not exist to support the revenue recognition methods originally applied. As a result, amounts related to unearned revenue on the balance sheet and revenues in the income statement have been restated.

The result of the restatement decreased retained earnings and total equity by approximately $5,905,000 at January 1, 2012.

The tables below provide a summary of the significant effects of restatements to the Company’s financial statements:

	As of December 31,
	2013		2012
	(in thousands)
	As Originally Reported	As Restated	As Originally Reported	As Restated
Contracts receivable, less current portion	$52,683	$—	$46,465	$—
Total assets	96,509	43,826	89,273	42,808
Current portion of unearned revenues	28,061	29,445	25,510	27,558
Unearned revenues, less current portion	52,683	2,398	46,465	2,956
Total liabilities	85,331	36,431	77,406	35,945
Retained earnings	5,349	1,568	5,578	575
Total stockholder's equity	11,178	7,395	11,867	6,863

	For the Year Ended December 31,
	2013		2012
	As Originally Reported	As Restated	As Originally Reported	As Restated
Revenues	$63,258	$64,480	$56,551	$57,453
Income from operations	23,689	24,911	22,348	23,250
Net income	24,604	25,826	22,824	23,726
Comprehensive income	24,143	25,365	22,978	23,880
Increase in unearned revenue	2,551	1,328	1,959	1,057